UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2011 (July 15, 2011)

Transglobal Assets, Inc.
(Exact name of registrant as specified in its charter)

333-148697	Nevada	88-0476779
(Commission file no.)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2137B NW Highway 101, Lincoln City, OR
(Address of Principal Executive Offices)

97367
(Zip Code)

(541) 994-1192
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Copy to:
Sunny J. Barkats, Esq.,
at
JSBarkats, PLLC
Attorneys at Law
18 East 41st Street, 19th fl.
New York, NY 10017
www.JSBarkats.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On June 2, 2011, Transglobal Assets, Inc. (the “Registrant”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to announce it had secured a 5 Million Euro loan with a Bulgarian bank (the “Loan”).  The Loan was to be utilized to acquire a 2.5 MW PV Solar Park.

Item 1.02 Termination of a Material Definitive Agreement.

On July 15, 2011, the Registrant and the Bulgarian bank lender mutually terminated the Loan agreement.  Upon discovering additional hidden fees deemed to be onerous terms imposed by the lender bank, Registrant’s management has decided that it was in the best interest of the Registrant and its shareholders to terminate the Loan agreement. In addition, upon further due diligence the Registrant decided that the acquisition of the Solar Park was not appropriate for Registrant at this time. The Registrant incurred no penalties in terminating the Loan agreement.

Item  9.01 Financial Statements and Exhibits

(d) Exhibits

       99.14    Press Release, dated July 18, 2011, announcing termination of 5 Million Euro Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGLOBAL ASSETS, INC.

Date: July 18, 2011	By:	/s/Douglas R. Johnson
Douglas R. Johnson
Chief Financial Officer